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5 Mar 98                           [SEAL]                  MINISTER FOR FINANCE,
                                                                 SINGAPORE.



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned whose signature appears below does hereby constitute and appoint the Government of Singapore Investment Corporation Pte Ltd with full power of substitution, the undersigned's true and lawful attorney-in-fact and agent for the undersigned in the undersigned's name, place and stead, in any and all capacities, to sign any
Schedule 13G and any and all amendments thereto pursuant to Rules 13d-1 and 13d-2 of the Securities Exchange Act of 1934 (the "Exchange Act") and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to deliver copies thereof as required by law, in connection with the acquisition or disposition of any equity securities of an issuer having a class of equity securities registered under Sections 12(b) or 12(g) of the Exchange Act, and the undersigned granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue thereof.



/s/ Hu Tsu Tau
-------------------------------------------


MINISTER FOR FINANCE
for and on behalf of
the Government of the Republic of Singapore